EXHIBIT 10.1

                            FOR BETTER LIVING, INC.

                          Performance Recognition Plan

                           Effective December 25, 1993


                                    ARTICLE I
                                TITLE AND PURPOSE

         This plan shall be known as the "For Better Living, Inc. Performance Recognition Plan" and units granted under the Plan shall be known as Performance Recognition Units. The purpose of this Plan is to provide (i) a long-term performance incentive to certain officers, key employees, directors and consultants of the Company and its subsidiaries and (ii) a means of attracting and retaining the services of persons of outstanding abilities to serve in such capacities.

                                   ARTICLE II
                                   DEFINITIONS

         2.1. Appreciated Book Value shall mean the book value, calculated as provided in Section 5.1, of a Unit as of any Valuation Date following the grant of such Unit to a Participant.

         2.2. Appreciated Fair Market Value shall mean the value, calculated as provided in Section 5.2, of a Unit as of any Valuation Date following the grant of such Unit to a Participant.

         2.3. Base Book Value shall mean the book value, calculated as provided in Section 5.1, of a Unit as of the Valuation Date coinciding with or immediately preceding the Grant Date of such Unit.

         2.4. Base Fair Market Value shall mean the value, calculated as provided in Section 5.2, of a Unit as of the Valuation Date immediately preceding or coinciding with the Grant Date of such Unit.

         2.5. Board of Directors or Board shall mean the Board of Directors of the Company.

         2.6. Closing Price shall mean the closing bid price of the Common Stock reported by the National Association of Securities Dealers Automated Quotation Systems, Inc. ("NASDAQ") or, if the shares of Common Stock of the Corporation are then listed on a National Securities Exchange (registered under the Securities Exchange Act of 1934), or the NASDAQ National Market System or other comparable listing which lists last sale prices, the

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reported last sale price per share or, in case no such reported sale takes place on such day, the average of reported closing bid and asked prices per share, in either case on such exchange, or if such prices are not recorded by NASDAQ and the shares of Common Stock are not listed or admitted to trading on such a National Securities Exchange, the mean between the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

         2.7. Committee shall mean the group of individuals appointed and acting in accordance with Article VIII.

         2.8. Common Stock shall mean the common stock of the Company.

         2.9.   Company  shall  mean  For  Better   Living,   Inc.,  a  Delaware
corporation.

         2.10. Employment and Termination of Employment shall have the usual meaning of such terms in referring to regular employees of the Company or its subsidiaries. In the case of a participant other than a regular employee, such as a director, consultant, or officer who serves the Company on a part-time basis, "employment" shall mean the continuance of such relationship, and "termination of employment" shall mean the termination of all significant relationships between such Participant and the Company, but not a change in nature of the relationship; for example, it shall not be deemed "termination of employment" if a director is not reelected to the Board but continues as a consultant to the Company or as an officer or full time employee of the Company. Similarly, it shall not be deemed "termination of employment" if a participant who has been a regular employee becomes, instead, a director, consultant or part-time officer of the Company.

         2.11. Fiscal Year shall mean the fiscal year of the Company.

         2.12. Grant Date shall mean the date on which the Committee grants a Unit or Units to a Participant.

         2.13. Participant shall mean a person who has been selected to participate in the Plan by the Committee pursuant to Article III.

         2.14. Permanent and Total Disability shall mean the total and permanent incapacity, as determined by the Committee based upon reasonable evidence, of a Participant

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to render  substantial  services  to the Company by reason of mental or physical disability.

         2.15.   Plan  shall  mean  the  For  Better  Living  Inc.   Performance
Recognition Plan.

         2.16. Unit shall mean one Performance Recognition Unit granted under this Plan.

         2.17. Unit Account shall mean the account maintained by the Committee for each Participant in accordance with Article IV.

         2.18. Valuation Date shall mean the last day of each Fiscal Quarter and such other dates as may be approved by the Committee.


                                   ARTICLE III
                                  PARTICIPATION

         Eligibility for participation in the Plan shall be determined by the Committee and the Participants in the Plan shall be selected by the Committee from time to time at such intervals as the Committee deems appropriate.


                                   ARTICLE IV
                                 GRANT OF UNITS

         The Committee may from time to time grant Units to a Participant. A Participant may receive more than one grant of Units.

         The Units shall be used solely as a device for the measurement and determination of the amounts to be paid as benefits under this Plan. The Units shall not be treated as property or as a trust fund of any kind. All amounts at any time attributable to the Units or allocated to a Participant's Unit Account shall be and remain the sole property of the Company, and each Participant's rights in the Units and Unit Account is limited to the right to receive cash as herein provided.

         The Committee shall establish a Unit Account for each Participant, which account shall be a memorandum account on the books of the Company. Each grant of Units to a Participant under this Plan shall be credited to his or her Unit Account.

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                                    ARTICLE V
                                    VALUATION

         5.1. Determination of Book Value. The Base Book Value of a Unit shall be the consolidated shareholders' equity of the Company as reflected in the Company's regularly prepared financial statements in accordance with generally accepted accounting principles, consistently applied, divided by one-tenth of the number of outstanding shares of Common Stock. The Appreciated Book Value of a Unit shall be its book value determined as provided in the foregoing sentence (using the same divisor) subject to the following adjustments: shareholders' equity shall be increased by (i) cash dividends paid and (ii) the amount of any distributions to shareholders (including any repurchases, redemptions or retirements of shares), and shareholders' equity shall be reduced by any additions to such equity arising from the issuance of shares or other capital contributions, in either case occurring subsequent to the Valuation Date as of which the Base Book Value of the Unit in question was determined. Notwithstanding the generality of the foregoing, with respect to Units granted prior to January 1, 1994, consolidated shareholder's equity shall not include the effect of the adjustment made to the Company's financial statements in the first quarter of 1994 as a result of the application of PASB Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investment in Debt and Equity Securities."

         5.2. Determination of Fair Market Value. The Base Fair Market Value of a Unit shall be ten times (i) the average Closing Price for the Common Stock for the 30 consecutive trading days ending on the last trading day immediately preceding the Valuation Date in question, if during said 30 consecutive trading days the trading volume of the Common Stock shall have exceeded ___% of the total outstanding Common Stock, or (ii) in all other events, that amount determined to be the fair market value of the Common Stock by the Board of Directors. The Appreciated Fair Market Value of a Unit shall be determined in the same way as the Base Fair Market Value but shall be adjusted to reflect stock dividends, stock splits or like capital adjustments occurring subsequent to the Valuation Date as of which the Base Fair Market Value was determined, and any other adjustments deemed equitable by the Committee in determination of Appreciated Fair Market Value shall be made as directed or approved by the Committee, which may (among other things) apply such methods and information as it may deem appropriate for ascertaining the market value of a share of stock at any particular date if quoted trading prices are not readily available.

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         5.3. Powers of the Committee.  In making any determination for purposes of this Plan as to the determinations of Base Book Value, Appreciated Book Value, Base Fair Market Value or Appreciated Fair Market Value, or other determination respecting the Units, the Committee shall have the power to fix and alter, from time to time in its discretion, the computational methods and formulae to be used in arriving at such determinations, for the purpose of providing, as nearly as possible, in the sole judgment of the Committee, mathematical determinations which carry out the intent and purposes of this Plan after taking into account such factors as may have arisen over the life of the Units and which may not have been specifically provided for herein.


                                   ARTICLE VI
                                     VESTING

         6.1. Vesting Schedule. The interest of a Participant in his or her Units shall vest and become nonforfeitable according to the following schedule:

         Anniversary of                                  Percentage
           Grant Date                                      Vested
           ----------                                      ------
             1st                                              10%
             2nd                                              20%
             3rd                                              30%
             4th                                              40%
             5th                                              50%
             6th                                              60%
             7th                                              70%
             8th                                              80%
             9th                                              90%
            10th                                             100%

         6.2. Early Vesting. Notwithstanding the provisions of Section 6.1, the interest of a Participant in his or her Units shall be 100% vested upon (i) his or her attainment of age 65, (ii) his or her death, or (iii) his or her Permanent and Total Disability.

         6.3. Fully-Vested Units. Fully Vested Units are Units that are 100% vested. Notwithstanding the vesting schedule provisions of Section 6.1., the Committee may grant Fully Vested Units to a Participant. Fully Vested Units are still subject to the maturity provisions of Section 7.1.2.

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                                   ARTICLE VII
                                    BENEFITS

         7.1.1. Amount and Timing of Benefits on Termination. Upon a Participant's termination of employment with the Company, his or her Units will be treated as retired and he or she shall become entitled to a payment from the Company. With respect to each Unit, the amount of such payment shall be equal to the greater of (a) or (b) where

         (a) is equal to the difference (if a positive number) between the Appreciated Book Value, as of the Valuation Date immediately preceding the date of termination of employment, and the Base Book Value of such Unit multiplied by his or her vested percentage determined under Article VI of the Plan, and

         (b) is equal to the difference (if a positive number) between the Appreciated Fair Market Value, as of the Valuation Date immediately preceding the date of termination of employment, and the Base Fair Market Value of such Unit multiplied by his or her vested percentage determined under Article VI of the Plan.

         7.1.2. Amount and Timing of Benefits on Maturity of Units. Units mature on the first to occur of the following:

         (1) the tenth anniversary of their grant date; or

         (ii) one of the events triggering the early vesting of Units under the provisions of Section 6.2.

         Upon the maturity of a Unit, the participant shall become entitled to a payment from the Company with respect to such Unit in an amount equal to 100% of the greater of (a) or (b), as defined in Section 7.1.1, above, and, upon payment of such amount, said matured Units shall be retired.

         7.2. Manner of Payment. Except as otherwise provided in Section 7.3, payment shall be in the form of a cash lump sum payment on or before the first day of the third month beginning after the Participant's termination of employment or the maturity of the Unit, as the case may be.

         Notwithstanding the generality of the foregoing, a Participant may elect to defer receipt of all or any portion of a cash lump sum otherwise payable to participant upon maturity of Units, and, instead, have said amount credited to Participant's account in the For Better Living, Inc. Deferred Compensation Plan. Participant's election to so defer shall be in writing and shall be delivered to the

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Committee  on or  before  the day  immediately  preceding  the day on which  the
Participant's Units mature.

         7.3. Company's Right to Withhold. The Company shall have the right to deduct from any payment any federal, state or local taxes required by law to be withheld with respect to such payments.

         7.4. Forfeitures. Upon termination of a Participant's employment with the Company, the unvested portion of Units previously granted to the Participant shall be deemed retired and shall cease to exist and the Company shall not thereafter be obligated to the Participant with respect thereto.


                                  ARTICLE VIII
                                 ADMINISTRATION

         8.1. The Committee. The Compensation Committee of the Company's Board of Directors, as it shall be constituted from time to time, shall serve as the committee hereunder.

         8.2 Committee Action. The Committee shall, for the purpose of administering the Plan, choose a Secretary who may be, but is not required to be, a member of the Committee, who shall keep minutes of the Committee's proceedings and all records and documents pertaining to the Committee's administration of the Plan. A member of the Committee shall not vote or act upon any matter which relates solely to himself as a Participant in this Plan. The Secretary may execute any certificate or other written direction on behalf of the Committee. Any act which this plan authorizes or requires the Committee to do may be done by a majority of its members. The action of such majority, expressed from time to time by a vote at a meeting or by unanimous written consent of Committee members without a meeting, shall constitute the action of the Committee.

         8.3. Rights and Duties. Subject to the limitations of this Plan, the Committee shall be charged with the general administration of this Plan and the responsibility for carrying out its provisions, and shall have powers necessary to accomplish those purposes, including, but not by way of limitation, the following:

         (a) To construe, interpret and administer the Plan;

         (b) To select the Participants to be granted Units under the Plan;

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         (c) To determine the number of Units included in each grant;

         (d) To determine the time or times when Units will be granted;

         (e) To make all other determinations required by this Plan;

         (f)  To  compute  and  certify  the  amount  of  benefits   payable  to
Participants;

         (g) To authorize all payments pursuant to the Plan;

         (h) To maintain all the necessary records for the administration of the plan;

         (i) To make and publish rules for the administration, interpretation and regulation of the plan;

         (j) To communicate to each Participant annually, as soon as practicable after the close of each Fiscal Year, the number of Units credited to his or her Unit Account and his or her vested percentages in such Units; and

         (k) To establish claims procedures consistent with regulations of the Secretary of Labor for presentation of claims by Participants and Beneficiaries for Plan benefits, consideration of such claims, review of claim denials and issuance of a decision on review. Such claims procedures shall at a minimum consist of the following:

                      (1) The Committee shall notify Participants and, where appropriate, Beneficiaries of their right to claim benefits under the claims procedures, shall make forms available for filing of such claims, and shall provide the name of the person or persons with whom such claims should be filed;

                      (2) The Committee shall establish procedures for action upon claims initially made and the communication of a decision to the claimant promptly and, in any event, not later than 90 days after the claim is received by the Committee, unless special circumstances require an extension of time for processing the claim. If an extension is required, notice of the extension shall be furnished to the claimant prior to the end of the initial 90-day period, which notice shall indicate the reasons for the extension and the expected decision date. The extension shall not exceed 90 days. The claim may be

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         deemed by the  claimant  to have been  denied for  purposes  of further review described below in the event a decision is not furnished to the claimant within the period described in the three preceding sentences. Every claim for benefits which is denied shall be denied by written notice set forth in a manner calculated to be understood by the claimant and shall state (i) the specific reason or reasons for the denial, (ii) specific reference to any provisions of this Plan on which the denial is based, (iii) description of any additional material or information necessary for the claimant to perfect his or her claim with an explanation of why such material or information is necessary, and
         (iv) an explanation of the procedure for further reviewing the denial of the claim under the Plan;

                      (3) The Committee shall establish a procedure for review of claim denials, such review to be undertaken by the Committee. The review given after denial of any claim shall be a full and fair review with the claimant or his or her duly authorized representative having 60 days after receipt of denial of his or her claim to request such review, the right to review all pertinent documents and the right to submit issues and comments in writing; and

                      (4) The Committee shall establish a procedure for issuance of a decision by the Committee not later than 60 days after receipt of a request for review from a claimant unless special circumstances, such as the need to hold a hearing, require a longer period of time, in which case a decision shall be rendered as soon as possible but not later than 120 days after receipt of the claimant's request for review. The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant with specific reference to any provisions of this plan on which the decision is based.

         The determination of the Committee in good faith as to any disputed question or controversy and the Committee's calculation of benefits payable to Participant shall be conclusive. In performing its duties, the Committee shall be entitled to rely on information, opinions, reports or statements prepared or presented by: (i) officers or employees of the Company whom the Committee believes to be reliable and competent as to such matters; and (ii) counsel (who may be employees of the Company), independent accountants and other persons as to matters which the

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Committee believes to be within such persons' professional or expert competence.
The Committee shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of such persons.

         8.4. Indemnity and Liability. All expenses of the Committee shall be paid by the Company, and the Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties. No member of the Committee shall be liable for any act or omission of any other member of the Committee nor for any act or omission on his or her own part, excepting only his or her own willful misconduct or gross negligence. To the extent permitted by law, the Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his or her membership on the Committee, excepting only expenses and liabilities arising out of his or her own willful misconduct or gross negligence.


                                   ARTICLE IX
                            PLAN CHANGES TERMINATION

         It is the expectation of the Company that this Plan shall be continued indefinitely, but continuance of this Plan is not assumed as a contractual obligation of the Company. The Board of Directors shall have the right to amend this Plan in whole or in part from time to time or may at any time suspend or terminate this Plan; provided, however, that no amendment or termination shall cancel or otherwise adversely affect in any way any Participant's rights with respect to Units previously granted or to any amounts previously credited to his or her Unit Account without the prior written consent of such Participant. Such amendments shall be stated in an instrument in writing and all Participants shall be bound thereby.


                                    ARTICLE X
                                  MISCELLANEOUS

         10.1. Receipt or Release. Any payment to any Participant in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Company, and, to the extent permitted by law, the Committee may require such Participant, as a condition precedent to such payment, to execute a receipt and release to such effect.

         10.2.  Limitation on Participant's  Rights.

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Participation  in this  Plan  shall  not give any  Participant  the  right to be retained in the employ of the Company or any rights or interest other than as herein provided. No Participant shall have any right to any payment or benefit hereunder except to the extent provided in this Plan. The rights of any Participant as an employee of the Company shall not be enlarged, guaranteed or affected by reason of any of the provisions of the Plan. The Company reserves the right to terminate the Participant's employment without any liability for any claim against the Company under this Plan, except for payment of vested benefits to the extent expressly provided herein with respect to Units granted hereunder. This Plan and such Units shall create only a contractual obligation on the part of the Company as to such amounts and shall not be construed as creating a trust. This Plan, in and of itself, has no assets. Participants shall have only the rights of general unsecured creditors of the Company with respect to amounts credited to and benefits payable from their Unit Accounts.

         10.3.    Beneficiaries.

                  (a) Upon forms provided by the Committee each Participant shall designate in writing the Beneficiary or Beneficiaries (as defined in Section 10.3(b)) whom such Participant desires to receive any payments payable after his or her death. A Participant may from time to time change his or her designated Beneficiary or Beneficiaries without the consent of such Beneficiary or Beneficiaries by filing a new designation in writing with the Committee. However, if a married Participant wishes to designate a person other than his or her spouse as Beneficiary, such designation shall be consented to in writing by said spouse. Notwithstanding the foregoing, spousal consent shall not be necessary if it is established that the required consent cannot be obtained because said spouse cannot be located or because of other circumstances prescribed by the Committee. The Company and the Committee may rely on the Participant's designation of a Beneficiary or Beneficiaries last filed in accordance with the terms of this Plan.

                  (b) A Participant's "Beneficiary" or "Beneficiaries" shall be the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by the Participant in accordance with the provisions of Section 10.3(a) to receive the payments specified hereunder in the event of the Participant's death. If there is no valid Beneficiary designation in effect that complies with the provisions of Section 10.3(a), or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If

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there is no surviving  spouse to receive any payments payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant's probate estate (which shall include either the Participant's probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death (or such extended period as the Committee determines as reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant's death), then the Beneficiary or Beneficiaries shall be the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the payment specified hereunder. In the event any amount is payable under this Plan to a minor, payment shall not be made to the minor, but instead shall be paid (a) to that person's then living parent(s) to act as custodian,
(b) if that person's parents are then divorced and one parent is the sole custodial parent, to such custodial parent, or (c) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor. Subject to the foregoing, any payments which would have been payable to any Participant if he or she had lived shall be paid to the Participant's Beneficiary or Beneficiaries in the same amounts and on the same dates as such payments would have been paid to the Participant had he or she lived (and terminated his or her employment with the Company on the date of his or her death).

         11.4. Benefits Not Assignable; Obligations Binding Upon Successors. Benefits of a Participant under this Plan shall not be assignable or transferable and any purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under this Plan, other than by operation of law or pursuant to Section 10.3, shall not be permitted or recognized. Obligations of the Company under this Plan shall be binding upon successors of the Company.

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         10.5. California Law Governs;  Severability.  The validity of this Plan or any of its provisions shall be construed, administered and governed in all respects under and by the laws of the State of California. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

         10.6. Headings Not Part of Plan. Headings and subheadings in this Plan are inserted for reference only and are not to be considered in the construction of the provisions hereof.

         10.7. Gender. The masculine pronoun and adjective shall be deemed to include the feminine.

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




         IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute this Plan document as of December 25, 1993.

                                             FOR BETTER LIVING, INC.


                                             By ____________________________

                                             By ____________________________


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